UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 8, 2023

Definitive Healthcare Corp.

(Exact name of Registrant as Specified in Its Charter)

Commission File Number 1-40815

Delaware		86-3988281
(State of Incorporation)		(IRS Employer Identification No.)
492 Old Connecticut Path, Suite 401
Framingham, Massachusetts 01701
(Address of Principal Executive Offices)

508 720-4224
Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.001 par value	DH	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2023, Joseph Mirisola notified the Board of Directors of Definitive Healthcare Corp. (NASDAQ:DH) (the “Company”) of his intent to resign as its Chief Revenue Officer. While the effective date of Mr. Mirisola’s resignation has not been officially determined, it is expected to occur on or around December 31, 2023, following the identification of his successor and an appropriate transition period. Mr. Mirisola is expected to remain in his current role until such time and noted his dedication to the Company, his desire for the Company to succeed, and his intention to assist in leading the transition process. In tendering his notice, Mr. Mirisola noted that he was one of Definitive Healthcare’s first employees, is grateful for the opportunities he has had to contribute over the past 12 years, and is looking forward to the opportunity to get to spend more time with his family.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEFINITIVE HEALTHCARE CORP.

By:	/s/ Robert Musslewhite
Name:	Robert Musslewhite
Title:	Chief Executive Officer

Date: June 8, 2023